                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and trustees of Anchor Pathway Fund, Seasons Series Trust and SunAmerica Series Trust do hereby severally constitute and appoint Peter C. Sutton, Jeffrey H. Warnock and Robert M. Zakem or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

        WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                                           Title                             Date
---------                                           -----                             ----

/s/ Jana W. Greer                       Trustee, President and Chairman         February 27, 2001
--------------------------------        (Principal Executive Officer)
Jana W. Greer

/s/ Peter C. Sutton                     Vice President, Treasurer               February 27, 2001
--------------------------------        and Controller (Principal Financial
Peter C. Sutton                         and Accounting Officer)

/s/ Monica C. Lozano                    Trustee                                 February 27, 2001
--------------------------------
Monica C. Lozano

/s/ Allan L. Sher                       Trustee                                 February 27, 2001
--------------------------------
Allan L. Sher

/s/ Gilbert T. Ray                      Trustee                                 February 27, 2001
--------------------------------
Gilbert T. Ray

/s/ Bruce G. Wilson                     Trustee                                 February 27, 2001
--------------------------------
Bruce G. Wilson

/s/ Carl D. Covitz                      Trustee                                 February 27, 2001
--------------------------------
Carl D. Covitz